As filed with the Securities and Exchange Commission on September 8, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HASTINGS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Texas	75-1386375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3601 Plains Boulevard, Amarillo, Texas (Address of Principal Executive Offices)	79102 (Zip Code)

Hastings Entertainment, Inc.
2002 Stock Option Plan for Outside Directors
(Full title of the plan)

John H. Marmaduke
President and Chief Executive Officer
Hastings Entertainment, Inc.
3601 Plains Boulevard
Amarillo, Texas 79102
(Name and address of agent for service)
(806) 351-2300
(Telephone number, including area code, of agent for service)
with copies of communications to:

Dan Crow Vice President and Chief Financial Officer 3601 Plains Boulevard Amarillo, Texas 79102 (806) 351-2300	F. Richard Bernasek, Esq. Kelly Hart & Hallman LLP 201 Main Street, Suite 2500 Fort Worth, Texas 76102-3126 (817) 332-2500

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of securities	Amount to be	offering price	aggregate	registration
to be registered	registered (1)	per share (2)	offering price (2)	fee (2)
Common Stock, par value $.01 per share	50,000	$6.20	$310,000	$33.17

(1)	Represents shares issuable upon exercise of options granted under the Hastings Entertainment, Inc. 2002 Stock Option Plan for Outside Directors (the “Plan”). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.

(2)	The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the common stock on the Nasdaq National Market System on September 5, 2006.

Item 3. Incorporation of Documents by Reference
SIGNATURES
EXHIBIT INDEX
Consent of Ernst & Young LLP

Item 3. Incorporation of Documents by Reference.
     This Registration Statement registers additional securities to be issued under the Hastings Entertainment, Inc. 2002 Stock Option Plan for Outside Directors and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities.
     Hastings Entertainment, Inc. (the “Company”) hereby incorporates by reference the following documents filed with the Commission:
•	Registration Statement on Form S-8, No. No. 333-90860 filed with the Commission on June 20, 2002;

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2006, filed with the Commission on April 20, 2006;

•	Current Reports on Form 8-K filed with the Commission on May 8, 2006, May 25, 2006, and June 12, 2006;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006, filed with the Commission on June 9, 2006; and

•	Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006, filed with the Commission on September 8, 2006.
     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
     The following exhibits are filed as part of this Registration Statement.

Exhibit
No.	Description
23.1	Consent of Ernst & Young LLP

24.1	Power of Attorney (incorporated in the signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amarillo, State of Texas, on the 8th day of September 2006.

HASTINGS ENTERTAINMENT, INC.
By:	/s/ Dan Crow
Dan Crow
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Hastings Entertainment, Inc., a Texas corporation, do hereby constitute and appoint John H. Marmaduke and Dan Crow, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the following capacities on the date indicated.

Signature	Title	Date

/s/ John H. Marmaduke John H. Marmaduke	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 8, 2006

/s/ Dan Crow Dan Crow	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 8, 2006

/s/ Daryl L. Lansdale Daryl L. Lansdale	Director	September 8, 2006

/s/ Frank O. Marrs Frank O. Marrs	Director	September 8, 2006

/s/ Gaines L. Godfrey Gaines L. Godfrey	Director	September 8, 2006

/s/ Jeffrey G. Shrader Jeffrey G. Shrader	Director	September 8, 2006

/s/ Ann S. Lieff Ann S. Lieff	Director	September 8, 2006

/s/ Danny W. Gurr Danny W. Gurr	Director	September 8, 2006

EXHIBIT INDEX

Exhibit
No.	Description
23.1	Consent of Ernst & Young LLP

24.1	Power of Attorney (incorporated in the signature page of this Registration Statement).